
<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the company's nine months ended September 30, 1994 consolidated statement of income and the condensed consolidated balance sheet found on pages F-1 and F-2 of Form 10-Q. This information is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               SEP-30-1994
<CASH>                                          73,561
<SECURITIES>                                         0
<RECEIVABLES>                                   73,890
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               154,557
<PP&E>                                          45,597
<DEPRECIATION>                                  28,948
<TOTAL-ASSETS>                                 681,962<F1>
<CURRENT-LIABILITIES>                           97,465
<BONDS>                                        158,965<F2>
<COMMON>                                           283
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     389,309
<TOTAL-LIABILITY-AND-EQUITY>                   681,962
<SALES>                                              0
<TOTAL-REVENUES>                               355,787
<CGS>                                                0
<TOTAL-COSTS>                                  229,642
<OTHER-EXPENSES>                                40,200<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               9,028
<INCOME-PRETAX>                                 76,917
<INCOME-TAX>                                    32,963
<INCOME-CONTINUING>                             43,954
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    43,954
<EPS-PRIMARY>                                     1.49
<EPS-DILUTED>                                     1.48

<F1>Includes $453,511,000 of cost assigned to contracts acquired, net.
<F2>Represents $41,000,000 in senior notes payable and $117,965,000 in subordinated notes payable.
<F3>Represents amortization of cost assigned to contracts acquired for the nine months ended September 30, 1994.

